UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                   February 21, 2006

EQUIFAX INC.

(Exact name of registrant as specified in its charter)

Georgia	001-6605	58-040110
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On February 21, 2005, the Governance Committee of the Board of Directors of Equifax Inc. (the “Company”) approved a revised compensation structure for non-employee directors of the Company effective as of January 1, 2006.  The changes in directors’ compensation are to increase the annual Board retainer from $35,000 to $40,000, and to increase the annual Board Committee chairperson retainers from $5,000 to $7,500.  Board retainer fees are payable quarterly in arrears.

Item 7.01.   Regulation FD Disclosure.

On February 24, 2006, the Company issued a press release announcing, among other matters, that its Board of Directors has authorized the repurchase of up to an additional $250 million of its common stock, in connection with a previously authorized share repurchase program.   This amount is in addition to the approximately $95 million unused authorization available at December 31, 2005 under the existing share repurchase program.  A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K.

The information provided in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/Kent E. Mast
Kent E. Mast
Corporate Vice President and
General Counsel

Date:	February 27, 2006